EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 15, 2010, with respect to the consolidated financial statements and internal control over financial reporting of GreenHaven Continuous Commodity Index Fund contained in its Annual Report on Form 10-K for the year ended December 31, 2009, which are incorporated by reference in this Registration Statement and Prospectus, as well as our report dated March 15, 2010, with respect to the consolidated financial statements of GreenHaven Continuous Commodity Index Fund included in this Registration Statement and Prospectus. Additionally, we have issued our report dated April 29, 2010, with respect to the financial statements of GreenHaven Commodity Services, LLC, contained in this Registration Statement and Prospectus. We consent to the use of / incorporation by reference of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Atlanta, Georgia
January 10, 2011